                         CONSENT OF GRANT THORNTON LLP

We have issued our reports dated as noted accompanying the financial statements listed below contained in the Registration Statement and Prospectus.

Report Date           Description of Financial Statements
-----------           -----------------------------------
November 17, 1999     Balance Sheet of Atlas Pipeline Partners, L.P. as of
                        September 30,1999
November 18, 1999     Balance Sheet of Atlas Pipeline Partners GP, Inc. as of
(except for Note 2     September 30, 1999
as to which the date
is December 2, 1999)
July 14, 1999         Combined balance sheets of Resource America, Inc.
(except for the         Gathering Operations as of December 31, 1998 and 1997,
fifth paragraph         and the related combined statements of operations and
of Note 1               cash flows for each of the three years in the period
as to which the         ended December 31, 1998
date is August 31,
1999)
July 14, 1999         Combined balance sheets of The Atlas Group, Inc.'s
                        Gathering Operations as of September 29, 1998 and
                        December 31, 1997, and the related combined statements
                        of operations and cash flows for the nine-month period
                        ended September 28, 1998 and the years ended December
                        31, 1997 and 1996
November 17, 1999     Consolidated balance sheets of Atlas America, Inc. and
                        Subsidiaries as of September 30, 1999 and 1998, and the
                        related consolidated statements of operations, changes
                        in stockholder's equity and cash flows for the year
                        ended September 30, 1999
November 17, 1999     Consolidated balance sheets of Resource Energy, Inc. and
                        Subsidiaries as of September 30, 1999 and 1998, and the related consolidated statements of operations, changes in stockholder's equity and cash flows for each of the three years in the period ended September 30, 1999

We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it apppears under the caption "Experts".

      /s/ GRANT THORNTON LLP

      Cleveland, Ohio
      January 28, 2000